Exhibit 99.1

FOR IMMEDIATE RELEASE

January 6, 2016

For more information, contact:

Paul B. Toms Jr., Chairman and Chief Executive Officer, or

Paul Huckfeldt, Chief Financial Officer; Phone: 276-632-2133

Hooker Furniture Agrees to Acquire Home Meridian International

Martinsville, Va. – January 6, 2016: Major casegoods and upholstery importer and manufacturer Hooker Furniture Corporation (NASDAQ-GS:HOFT) (“the Company”) is poised to more than double its size and become one of the top five sources for the U.S. furniture market with an agreement to purchase the business of Home Meridian International, Inc. (“HMI”).

In what would be the largest acquisition in Hooker Furniture Corporation’s 91-year history, the Company has entered into an asset purchase agreement to acquire substantially all of the assets and certain liabilities of HMI for approximately $100 million, comprised of $85 million in cash and $15 million of newly-issued HOFT stock. Both the cash portion and the stock portion of the purchase price are subject to customary working capital adjustments.

It is anticipated that HMI will operate autonomously as a division of Hooker Furniture Corporation, which, with the acquisition, is expected to surpass the half-billion-dollar sales mark. The combined companies had revenues over the trailing twelve months ending October 31, 2015, in excess of $550 million.  During the same time period operating income for the combined companies, which includes approximately $3.5 million of deal related costs, was $35.6 million.

“We are unbelievably excited at the prospect of having the individual businesses that comprise Home Meridian International become part of our Hooker Furniture Corporation stable of brands,” said Paul B. Toms Jr., chairman and chief executive officer. “Pulaski Furniture (PFC), Samuel Lawrence Furniture (SLF), Prime Resources (PRI), Sourcing Solutions Group (SSG), Right 2 Home (RTH) and Samuel Lawrence Hospitality (SLH) are all vibrant, well-run businesses addressing more moderate price points and some channels of distribution not currently served by the Hooker Furniture, Sam Moore, Bradington-Young, Homeware and/or H Contract brands,” he added.

“HMI’s strategy of providing proprietary products and custom business solutions to large customers and alternative channels of distribution, as well as growth in its traditional business, has yielded a compound average annual sales growth rate of over 15% during the last four years,” Toms said. “Growing sales at three times industry average is validation of their strategy,” he said.

Hooker Furniture Corporation expects to operate HMI as a stand-alone business led by its current chief executive officer, George Revington, and his current management team. Revington will serve as president and chief operating officer of the HMI division, with no visible changes to customers of either company. Revington will report to Paul Toms, Hooker Furniture Corporation chairman and chief executive officer.

Hooker Furniture Corporation Press Release-January 6, 2016

“The HMI team is excited to join with Hooker Furniture Corporation to become one of the largest players in the industry,” said Revington. “The success of these two companies is directly related to how they serve their customers and the new combination will make us even more effective and provides a great platform for future growth.”

Added Toms, “We are particularly impressed with the depth and experience of the HMI management team and excited about having this level of talent join us as we plan for the future. HMI has a significant presence in Vietnam, China and Malaysia, which Hooker will look to leverage for enhanced vendor management and customer service.”

The HMI division’s headquarters will continue to be located in High Point, N.C., and Hooker Furniture Corporation’s headquarters will remain in Martinsville, Va.

The combined global footprint of the companies will include upholstery manufacturing facilities in Hickory, N.C., and Bedford, Va., showrooms in High Point and Ho Chi Minh City, Vietnam, and eight distribution centers in North Carolina, Virginia, California, China and Vietnam.

Once combined, Hooker Furniture will have approximately 900 employees worldwide.

The companies’ existing ERP operating systems and sales forces will remain in place and operate separately.

“While there will be no merger of operations or change in customer-facing services, we do see opportunity to improve each company by sharing best practices and looking for ways to work together to lower costs, improve efficiency and grow sales,” Toms said.

“Although Hooker Furniture Corporation has been debt-free for some time, we look at this acquisition as an excellent way to put excess capital to work and use our pristine balance sheet to layer in a manageable amount of low-cost debt,” Toms said. “We expect the transaction to be accretive to earnings immediately.”   The transaction is expected to close in the first quarter of 2016 but not prior to February 1, 2016, subject to, among other things, an anti-trust regulatory review and other customary closing conditions. The transaction does not require approval by Hooker’s shareholders.

In connection with the agreement to purchase the business of HMI, Hooker also entered into a commitment letter with Bank of America, N.A. (“BofA”) pursuant to which BofA has committed to provide debt financing for the transactions contemplated in the form of a $90,000,000 senior credit facility.  The obligation of BofA to provide this debt financing is subject to a number of customary conditions.

-More-

Hooker Furniture Corporation Press Release- January 6, 2016

Ranked among the nation's top 10 largest publicly traded furniture sources based on 2014 shipments to U.S. retailers, Hooker Furniture Corporation is a residential wood, metal and upholstered furniture resource in its 91st year of business.  Major casegoods product categories include home entertainment, home office, accent, dining, and bedroom furniture primarily in the upper-medium price points sold under the Hooker Furniture brand.  Hooker’s residential upholstered seating product lines include: Bradington-Young, a specialist in upscale motion and stationary leather furniture; Sam Moore Furniture, a specialist in fabric upholstery with an emphasis on cover-to-frame customization; and Hooker Upholstery, which focuses on imported leather upholstered furniture targeted at the upper-medium price-range. The Homeware product line offers direct-to-consumer, customer-assembled, modular upholstered and casegoods products. The H Contract product line supplies upholstered seating and casegoods to upscale senior living facilities.

Home Meridian International is the parent company of 5 business units including Pulaski Furniture, Samuel Lawrence Furniture, Samuel Lawrence Hospitality, Prime Resources International and Right 2 Home. In addition. Sourcing Solutions Group and Right 2 Home provide customized and proprietary products and services to HMI partners. HMI has a unique business model which allows the company to create global sourcing solutions for major customers and multiple channels of distribution. The organization has a deep understanding of the furniture market, products and customers. This business model, global sourcing and broad experience have allowed HMI to adapt and gain significant market share within the industry.  HMI was consistently been recognized as an industry and regional leader in sales gain and growth. Headquartered in High Point, N.C., HMI has distribution centers on both coasts and Asian operations in China, Vietnam and Malaysia.

Forward Looking Statements

This release includes certain forward-looking information that is subject to various risks and uncertainties. Words such as “expect,” “target,” “would,” “will,” “anticipate,” “believe,” “estimate,” “intend,” “may,” “plan,” “predict,” “project,” “should” and similar terms and phrases are used to identify forward-looking statements.   There are a number of factors that could cause actual results to differ from those in the forward-looking statements.  For example, the parties may not be able to obtain any necessary regulatory or third-party consents or approvals or delays in obtaining any such consents or approvals may delay the closing of, or cause the parties to abandon, the transactions contemplated by the asset purchase agreement, or conditions to the closing of the transactions contemplated by the asset purchase agreement or the committed debt financing may not be satisfied.  Accordingly, forward-looking statements are not guarantees or assurances of future outcomes and actual results could differ materially from those indicated by the forward-looking statements.  Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made.